Filed Pursuant to Rule 433
Registration Statement No. 333-133985
May 14, 2007

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

$ [306,285,000]
LEHMAN XS TRUST, SERIES 2007-6
SENIOR/SUBORDINATE CERTIFICATES
GROUP II (pool 3)

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

LaSalle Bank National Association
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx. Initial C/E (4)	Principal Type	Interest Accrual Convention	Delay
3-A1(5)	[$222,218,000]	1mL + [0.16%]	1.30/1.30	1-34 / 1-34	[13.00]%	Senior Floater	Actual / 360	0 day
3-A2(5)	[$31,038,000]	[5.78%]	3.25/3.25	34-46 / 34-46	[13.00]%	Senior Fixed	30/ 360	24 day
3-A3(5)	[$42,846,000]	[5.92%]	4.91/4.91	46-79 / 46-79	[13.00]%	Senior Fixed	30/ 360	24 day
3-A4(5)	[$27,233,000]	[6.06%](5)	7.86/10.86	79-97 / 79-222	[13.00]%	Senior Fixed	30/ 360	24 day
3-A5(5)	[$35,926,000]	[5.70%](5)	6.35/6.55	39-97 / 39-220	[13.00]%	Senior Fixed Non-accelerating	30/ 360	24 day
3-A6	[$210,242,000]	[6.50%]	2.90/3.15	1-97/ 1-222	[40.00]%	Super Senior PT	30/ 360	24 day
3-A7	[$94,084,000]	[6.50%]	2.90/3.15	1-97 / 1-222	[13.00]%	Senior Support PT	30/ 360	24 day
3-AIO(5)(6)	[$359,261,000]	[0.50%]	N/A	N/A	N/A	Interest Only	30/ 360	24 day
II-M1(5)	[$48,194,000]	[5.96%]	5.32/5.85	37-97 / 37-175	[6.70]%	Sub PT	30/ 360	24 day
II-M2 (5)	[$19,125,000]	[6.28%]	5.31/5.76	37-97 / 37-153	[4.20]%	Sub PT	30/ 360	24 day
II-M3 (5)	[$14,917,000]	[7.00%]	5.31/5.66	37-97 / 37-137	[2.25]%	Sub PT	30/ 360	24 day
(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the pool 3 Net Funds Cap, as described on page 11. One Month LIBOR (“1mL”) for the Class 3-A1 first accrual period will be determined two business days prior to the Closing Date. The Class 3-AIO Certificates will accrue interest at the lesser of (x) [0.50%] per annum and (y) the excess, if any, of (i) pool 3 Net WAC and (ii) [6.10%] per annum, subject to a minimum rate of 0.00% per annum.

(3.)
The weighted average lives (“WAL”) and Principal Window (number of months between the first and last principal payments received) assume prepayments occur at the Pricing Speed and the certificates pay on the 25th of each month beginning in May 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date.

(4.)
The initial O/C amount on the Closing Date will equal [2.25%] of the Cut-Off Date collateral balance. Initial credit support (“C/E”) for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The O/C Target is [3.00%] of Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)	Not offered under this term sheet.

(6.)	The Class 3-AIO will be interest only certificates; it will not be entitled to payments of principal and will accrue interest on its notional balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	100% PPC

100% of the Prepayment Assumption (“PPC”) assumes that, based on the age of the mortgage loan, prepayments start at 10% CPR in month one, increase by approximately 1.36% each month to 25% CPR in month 12 and remain at 25% CPR thereafter.

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, fixed rate, residential mortgage loans having a total principal balance of approximately $764,995,111 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 16-27 of this term sheet, subject to a permitted variance of + 10% in the aggregate.

The Issuing Entity will also be issuing certificates from other mortgage pools, which will not be cross-collateralized with The Certificates issued from this Mortgage Pool in any way.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. Rating levels are subject to final approval.

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.
Losses that otherwise would be allocated to Class 3-A6 will be allocated instead to the Class 3-A7 Certificates until reduced to zero.
The Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates will have the benefit of a certificate guaranty insurance policy issued by Ambac Assurance Corporation.

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two of three rating agencies.

Issuing Entity:	Lehman XS Trust, 2007-6

Closing Date:	May 11, 2007

Cut-Off Date:	April 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning in May 25, 2007

Servicing Fee:	Approximately 96.06% of the loans have servicing fee of 0.250% per annum, and approximately 3.94% of the loans have servicing fee of 0.375% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers)

Servicers:
Aurora Loan Services LLC (an affiliate of Lehman Brothers) will service approximately 71.61% of the Mortgage Pool loans, and Indymac Bank will service approximately 21.39% of the Mortgage Pool loans. No other servicers will service 10.00% or more of the Mortgage Pool loans.

Originators:
Lehman Brothers Bank, FSB, originated approximately 69.14% of the Mortgage Pool loans, and Indymac Bank originated approximately 21.39% of the Mortgage Pool loans. No other originators originated 10.00% or more of the Mortgage Pool loans.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Senior Certificates:	Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, and Class 3-A7, and Class 3-AIO Certificates

Subordinate Certificates:	Class II-M1, Class II-M2, and Class II-M3 Certificates

The Certificates:	The Senior Certificates and the Subordinate Certificates

Insured Certificates:	Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5 and Class 3-A7 Certificates

Certificate Insurer:
Ambac Assurance Corporation will provide a certificate guaranty insurance policy (the “Policy”) for the Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4 , Class 3-A5 and Class 3-A7 Certificates (the “Insured Certificates”).

The Policy:
The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balances of the Insured Certificates on their final maturity date, (ii) the amount of any Realized Losses allocated to the Insured Certificates and (iii) accrued and unpaid interest calculated at the related Interest Rate due on the Insured Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Insured Certificates.

On each Distribution Date, the Trustee will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Insured Certificates. If an insufficiency exists and it is covered by the Policy, then the Trustee will make a draw on the Policy.

If for any reason the Certificate Insurer does not make the payments required under the Policy, the holders of the Insured Certificates will rely on the Mortgage Loans for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls or the application of the Servicemembers Civil Relief Act.

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:	The Senior Certificates are expected to be ERISA eligible.

Interest Rate:
The Interest Rate for the Senior Certificates and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 1 of this term sheet and (2) the Net Funds Cap (as defined below).

Legal Final Maturity:	April 25, 2037

Interest Rate Cap:	An interest rate cap will be purchased for the Trust for the benefit of the Class 3-A1 Certificates to diminish basis risk associated with the related fixed rate mortgage loans.

Proceeds derived from the Interest Rate Cap will be applied to cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Class 3-A1 Certificates but not credit losses on the mortgage loans. The [thirty-nine] month Interest Rate Cap will have a strike rate of 6.50% per annum. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Optional Redemption:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect, in the following order of priority:

1)	To pay principal pro rata based on Class Principal Amounts as follows:

A)	To pay principal to the Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, and Class 3-A5 in the following order of priority:

i)	To the Class 3-A5 Certificates, the Class 3-A5 Priority Amount, until such class has been reduced to zero;

ii)	Sequentially, to the Class 3-A1, Class 3-A2, Class 3-A3, and Class 3-A4 Certificates, in that order, until such class has been reduced to zero;

iii)	To the Class 3-A5 Certificates, without regard to the Class 3-A5 Priority Amount, until such class has been reduced to zero;

B)	To the Class 3-A6 Certificates, until such class has been reduced to zero;

C)	To the Class 3-A7 Certificates, until such class has been reduced to zero;

2)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal.

3)	All remaining principal will be allocated to the Class II-M1, Class II-M2, and Class II-M3 Certificates, sequentially and in that order, until each such class has been reduced to zero.

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, in the following order of priority:

1)
All principal will be allocated to the Senior Certificates (other than the Class 3-AIO Certificates), to be paid as described in clause (I)(1) above, provided, however, that principal will only be allocated to the Senior Certificates until the credit enhancement behind the Senior Certificates (other than the Class 3-AIO Certificates) is equal to two times its initial targeted credit enhancement percentage;

2)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal.

3)
All remaining principal will be allocated to the Class II-M1, Class II-M2, and Class II-M3 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage.

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Class 3-A5 Percentage For any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal Amount of the Class 3-A5 Certificates immediately prior to such date by (y) the aggregate Class Principal Amount of the Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 immediately prior to such date.

Class 3-A5 Priority Amount For any Distribution Date an amount equal to the least of (i) the Class Principal Amount of the Class 3-A5 Certificates immediately prior to such Distribution Date, (ii) the product of (x) the Senior Principal Distribution Amount and (y) the Class 3-A5 Percentage and (z) the Class 3-A5 Shift Percentage and (iii) the Senior Principal Distribution Amount; provided, however, that if prior to such Distribution Date the Class Principal Amount of the Senior Certificates (other than the Class 3-A5 Certificates) has been reduced to zero, the Class 3-A5 Priority Amount will equal 100% of the Senior Principal Distribution Amount.

Class 3-A5 Shift Percentage For any Distribution Date occurring prior to the 37th Distribution Date (i.e., May 2010) will be 0%; for the 37th through 60th Distribution Dates, 45%; for the 61st through 72nd Distribution Dates, 80%; for the 73rd through 84th Distribution Dates, 100%; and thereafter, 300%.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates and the Subordinate Certificates will be equal to the lesser of (i) the rate set on page 3 and (ii) the Net Funds Cap (as defined herein). Interest for the Class 3-A1 Certificates will be calculated on an Actualy/360 basis, and the Interest for the Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-A7, Class 3-AIO and the Subordinate Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Class 3-A1 Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on April 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The “Accrual Period” for the Senior Certificates other than the Class 3-A1 Certificates and the Subordinate Certificates for each Distribution Date will be the calendar month immediately preceding the related Distribution Date.

The Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2)	To the Certificate Insurer, the aggregate certificate insurer premium (together with interest thereon) for the Insured Certificates for such Distribution Date;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates, pro rata, in proportion to such amounts;

(4)
To pay, concurrently, pro-rata, based on amounts due, (a) to the Certificate Insurer, any unreimbursed insured payments with respect to the Insured Certificates, together with interest thereon, and (b) in the priority provided below, to the Senior Certificates, accrued and unpaid interest at the related Interest Rate on any Deferred Amounts previously allocated and not previously paid to such classes and any Deferred Amounts previously allocated to such classes not previously reimbursed;

(5)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially in order of priority;

(6)
Any interest remaining from interest remittance amount will be deemed “Monthly Excess Interest” and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth above under “Principal Payment Priority” will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
Any interest remaining after the application of priorities (i) through (iii) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

i)
To pay to the Senior Certificates (other than the Class 3-AIO Certificates) and Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, in accordance with the Principal Payment Priority described above, until each such class has been reduced to zero;

ii)
To pay to the Senior Certificates (other than the Class 3-AIO Certificates), any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, pro rata in proportion to such amounts (in the case of Class 3-A1, after payments received from the Interest Rate Cap for this purpose);

iii)	To the Class II-M1, II-M2, and II-M3 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

iv)
Concurrently, on a pro-rata basis, to the Senior Certificates (other than the Class 3-AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

v)	Tothe Class II-M1, II-M2, and II-M3 Certificates, sequentially and in that order any Deferred Amounts;

vi)	To pay the holder of the Class X Certificates in accordance with the Trust Agreement; and

vii)	To the Class R Certificates, any remaining amounts.

The “Principal Distribution Amount” for any Distribution Date and for the Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for the Mortgage Pool minus the overcollateralization release amount, if any, for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 3-A1 Certificates to diminish basis risk associated with the fixed rate mortgage loans. The [thirty-nine] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [6.50]% per annum, “the strike rate”. The Notional Balance of the Interest Rate Cap will be equal to the following schedule:

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0.00	21	88,100,067.31
2	217,328,431.50	22	82,035,004.14
3	212,036,116.26	23	76,099,503.28
4	206,315,897.12	24	70,290,810.42
5	200,214,334.45	25	64,606,229.57
6	193,727,244.05	26	59,043,121.90
7	186,853,641.73	27	53,598,904.47
8	179,641,507.30	28	48,271,049.08
9	172,109,364.88	29	43,057,081.12
10	164,318,249.20	30	37,954,578.40
11	156,523,932.61	31	32,961,170.07
12	149,000,959.60	32	28,074,535.56
13	141,635,616.32	33	23,292,403.44
14	134,427,467.47	34	18,612,550.47
15	127,373,173.44	35	14,032,800.50
16	120,469,465.33	36	9,551,023.56
17	113,713,143.47	37	5,165,134.79
18	107,101,075.97	38	4,230,920.67
19	100,630,197.27	39	1,533,385.53
20	94,297,506.73	40 and thereafter	0.00

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding Accrual Period for the transaction divided by 360, and (c) the notional balance set forth above. Payments received under the Interest Rate Cap will only be available to benefit the Class 3-A1 certificates. Any remaining amount will be distributed to the Class C-X Certificates.

The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and each class (other than Class 3-A1) will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess of the Optimal Interest Remittance Amount (as defined below) for such date over the sum of (x) the Certificate Insurer Premium due to the Certificate Insurer for such date and (y) the amount owed to the Class 3-AIO Certificates with respect to Current Interest and Interset Carryforward and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date.

The “Net Funds Cap” for each Distribution Date and Class 3-A1 will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess of (a) the Optimal Interest Remittance Amount (as defined below) for such date over (b) the sum of (x) the fee due to the Certificate Insurer for such date and (y) the amount owed to the Class 3-AIO Certificates with respect to Current Interest and Interest Carryforward and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date, multiplied, in the case of the Class 3-A1 Certificates, by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate.

Basis Risk Shortfall

“Basis Risk Shortfall”: With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

May 2010 to April 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2011 to April 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2012 to April 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [18.00]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class 3-AIO Certificates), on a pro rata basis, based on Class Principal Amounts provided, however, that losses that would otherwise reduce the principal amount of the Class 3-A6 Certificates will first reduce the principal amount of the Class 3-A7 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class II-M3 Certificates, the Class II-M2 Certificates, the Class II-M1 Certificates and then the Senior Certificates (other than the 3-AIO Certificates, pro-rata based on Class Principal Amount) have been reduced to zero, provided, however, that losses that would otherwise reduce the principal amount of the Class 3-A6 Certificates will first reduce the principal amount of the Class 3-A7 Certificates until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [3.00]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [3.00]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [6.00]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320
	Jeffrey Winkler	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-6 Collateral Summary - Group 2 *
Total Number of Loans	3,138	Occupancy Status
Total Outstanding Loan Balance	$764,995,111	Primary Home	82.90% ± 1.00%
Average Loan Principal Balance	$243,784 ± 3.00%	Investment	15.20% ± 1.00%
Percentage of Loans with Prepayment Penalties	32.16% ± 1.00%	Second Home	1.91% ± 1.00%
Weighted Average Coupon	7.447% ± 0.050%
Weighted Average Original Term (mo.)	357 ± 1
Weighted Average Remaining Term (mo.)	354 ± 1	Geographic Distribution
Weighted Average Loan Age (mo.)	2 ± 1	(Other states account individually for less than
Weighted Average Original LTV	76.87% ± 1.00%	5% of the Cut-off Date principal balance.)
Original LTV > 80 and no MI (whole pool)	0.00% ± 0.20%	CA	15.14% ± 1.50%
Non-Zero Weighted Average FICO	664 ± 2	FL	10.43% ± 1.50%
		NY	8.84% ± 1.50%
Prepayment Penalty (years)		NJ	6.45% ± 1.50%
None	67.84% ± 1.00%	TX	5.17% ± 1.50%
0.001 - 1.000	5.56% ± 1.00%
1.001 - 2.000	0.96% ± 1.00%
2.001 - 3.000	25.15% ± 1.00%	Lien Position
4.001 - 5.000	0.48% ± 1.00%	First	100.00%

* The Mortgage Loan data is shown herein as of the applicable Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	82	$3,269,321.08	0.43%
50,000.01 to 100,000.00	430	32,686,644.37	4.27
100,000.01 to 150,000.00	612	75,853,351.18	9.92
150,000.01 to 200,000.00	518	90,088,640.31	11.78
200,000.01 to 250,000.00	395	88,735,887.76	11.60
250,000.01 to 300,000.00	301	82,495,975.98	10.78
300,000.01 to 350,000.00	159	51,730,834.41	6.76
350,000.01 to 400,000.00	147	54,716,382.69	7.15
400,000.01 to 450,000.00	129	55,113,771.64	7.20
450,000.01 to 500,000.00	129	61,348,891.62	8.02
500,000.01 to 550,000.00	52	27,169,248.50	3.55
550,000.01 to 600,000.00	54	31,080,037.59	4.06
600,000.01 to 650,000.00	33	20,742,033.46	2.71
650,000.01 to 700,000.00	21	14,260,509.94	1.86
700,000.01 to 750,000.00	15	11,023,768.90	1.44
750,000.01 to 800,000.00	12	9,337,932.06	1.22
800,000.01 to 850,000.00	9	7,462,361.72	0.98
850,000.01 to 900,000.00	4	3,493,272.13	0.46
900,000.01 to 950,000.00	4	3,664,889.56	0.48
950,000.01 to 1,000,000.00	16	15,800,625.43	2.07
1,000,000.01 to 1,250,000.00	5	5,665,890.20	0.74
1,250,000.01 to 1,500,000.00	5	6,756,434.88	0.88
1,500,000.01 to 1,750,000.00	2	3,373,565.53	0.44
1,750,000.01 to 2,000,000.00	2	3,882,162.99	0.51
2,250,000.01 to 2,500,000.00	1	2,485,000.00	0.32
2,750,000.01 to 3,000,000.00	1	2,757,677.73	0.36
Total:	3,138	$764,995,111.66	100.00%

Minimum:	$12,025
Maximum:	$2,757,677
Average:	$243,784

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.501 to 6.000	17	$4,550,047.94	0.59%
6.001 to 6.500	187	58,216,027.27	7.61
6.501 to 7.000	654	176,165,611.73	23.03
7.001 to 7.500	914	229,687,665.96	30.02
7.501 to 8.000	778	179,220,991.86	23.43
8.001 to 8.500	316	60,298,336.89	7.88
8.501 to 9.000	186	40,648,792.75	5.31
9.001 to 9.500	76	15,056,700.15	1.97
9.501 to 10.000	8	813,271.53	0.11
10.001 to 10.500	2	337,665.58	0.04
Total:	3,138	$764,995,111.66	100.00%

Minimum:	5.625%
Maximum:	10.500%
Weighted Average:	7.447%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
171 to 180	85	$12,196,073.53	1.59%
181 to 240	18	2,348,418.47	0.31
301 to 360	3,035	750,450,619.66	98.10
Total:	3,138	$764,995,111.66	100.00%

Minimum:	180
Maximum:	360
Weighted Average:	357

Remaining Terms to Stated Maturity

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
180 and Below	85	$12,196,073.53	1.59%
181 to 240	18	2,348,418.47	0.31
241 to 360	3,035	750,450,619.66	98.10
Total:	3,138	$764,995,111.66	100.00%

Minimum:	170
Maximum:	360
Weighted Average:	354

Seasoning

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	370	$98,917,814.92	12.93%
1 to 12	2,747	660,735,849.06	86.37
13 to 24	14	2,913,398.63	0.38
25 to 36	5	1,767,412.52	0.23
37 to 48	2	660,636.53	0.09
Total:	3,138	$764,995,111.66	100.00%

Minimum:	0
Maximum:	46
Weighted Average:	2

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
10.001 to 20.000	4	$337,185.43	0.04%
20.001 to 30.000	4	2,829,264.14	0.37
30.001 to 40.000	23	3,870,811.73	0.51
40.001 to 50.000	28	6,043,882.50	0.79
50.001 to 60.000	59	18,929,307.53	2.47
60.001 to 70.000	270	88,498,650.46	11.57
70.001 to 80.000	2,570	608,957,145.08	79.60
80.001 to 90.000	106	22,458,207.02	2.94
90.001 to 100.000	74	13,070,657.77	1.71
Total:	3,138	$764,995,111.66	100.00%

Minimum:	16.080%
Maximum:	100.000%
Weighted Average:	76.866%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Combined Loan-to-Value Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
15.01 to 20.00	3	$239,782.38	0.03%
20.01 to 25.00	1	468,102.61	0.06
25.01 to 30.00	4	2,458,564.58	0.32
30.01 to 35.00	5	626,248.45	0.08
35.01 to 40.00	17	2,376,662.87	0.31
40.01 to 45.00	10	1,799,934.98	0.24
45.01 to 50.00	16	3,191,621.22	0.42
50.01 to 55.00	32	10,932,194.43	1.43
55.01 to 60.00	22	7,568,708.60	0.99
60.01 to 65.00	82	23,375,974.46	3.06
65.01 to 70.00	117	35,805,883.05	4.68
70.01 to 75.00	181	51,788,563.83	6.77
75.01 to 80.00	596	142,335,715.98	18.61
80.01 to 85.00	73	21,507,024.45	2.81
85.01 to 90.00	447	114,214,915.50	14.93
90.01 to 95.00	405	96,616,411.16	12.63
95.01 to 100.00	1,127	249,688,803.11	32.64
Total:	3,138	$764,995,111.66	100.00%

Minimum:	16.08%
Maximum:	100.00%
Non-Zero Weighted Average:	87.10%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Primary Mortgage Insurance Carrier

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
GE	19	$2,712,918.40	7.64%
Mortgage Guaranty Insurance Corp.	20	4,819,983.22	13.57
PMI	69	14,857,807.46	41.82
United Guaranty Residential Ins. Corp.	27	5,066,377.04	14.26
Republic Mortgage Insurance Corp.	13	2,111,959.01	5.94
Radian Guaranty	7	963,826.38	2.71
Triad Guaranty Insurance Company	16	3,013,902.35	8.48
Amerin Guaranty Corp.	9	1,982,090.93	5.58
Total:	180	$35,528,864.79	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage

(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
12.00	24	$5,290,942.73	14.89%
25.00	79	16,720,916.97	47.06
30.00	66	11,461,166.80	32.26
35.00	11	2,055,838.29	5.79
Total:	180	$35,528,864.79	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
521 to 540	1	$123,065.66	0.02%
541 to 560	1	185,498.83	0.02
581 to 600	1	220,000.00	0.03
601 to 620	77	17,305,625.81	2.26
621 to 640	915	212,423,205.64	27.77
641 to 660	784	177,459,792.71	23.20
661 to 680	593	139,880,161.70	18.29
681 to 700	365	100,826,429.63	13.18
701 to 720	194	57,021,715.05	7.45
721 to 740	132	39,757,420.64	5.20
741 to 760	45	12,769,377.67	1.67
761 to 780	22	4,735,801.36	0.62
781 to 800	5	1,311,373.58	0.17
801 to 820	3	975,643.38	0.13
Total:	3,138	$764,995,111.66	100.00%

Minimum: Maximum: Weighted Average:	524 807 664

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Cash Out Refinance	1,380	$351,230,927.50	45.91%
Purchase	1,178	269,647,193.25	35.25
Rate/Term Refinance	580	144,116,990.91	18.84
Total:	3,138	$764,995,111.66	100.00%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	2,042	$487,993,026.70	63.79%
Planned Unit Development	499	129,177,721.67	16.89
Two-to-Four Family	374	101,626,670.07	13.28
Condominium	201	42,391,853.50	5.54
Townhouse	11	1,853,239.96	0.24
Modular Home	7	1,583,122.26	0.21
Cooperative	4	369,477.50	0.05
Total:	3,138	$764,995,111.66	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	309	$115,824,502.11	15.14%
FL	332	79,806,594.00	10.43
NY	175	67,619,777.48	8.84
NJ	153	49,367,639.50	6.45
TX	270	39,568,328.21	5.17
MD	122	36,499,104.08	4.77
IL	125	33,976,868.14	4.44
MA	91	27,603,498.20	3.61
GA	135	25,354,417.36	3.31
AZ	92	24,040,265.39	3.14
Other	1,334	265,334,117.19	34.68
Total:	3,138	$764,995,111.66	100.00%

Interest Only Loan Term

(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	2,045	$429,996,246.60	56.21%
60	326	118,153,558.64	15.45
120	766	216,723,115.38	28.33
180	1	122,191.04	0.02
Total:	3,138	$764,995,111.66	100.00%

Balloon Loan Flag

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Balloon	176	$40,350,764.82	5.27%
Fully Amortizing	2,962	724,644,346.84	94.73
Total:	3,138	$764,995,111.66	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years

(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,972	$518,968,214.42	67.84%
0.083	1	212,000.00	0.03
0.333	4	1,368,404.29	0.18
0.417	5	1,464,077.13	0.19
0.500	18	4,674,482.89	0.61
1.000	146	34,819,129.85	4.55
2.000	40	7,356,846.23	0.96
3.000	934	192,433,239.72	25.15
5.000	18	3,698,717.13	0.48
Total:	3,138	$764,995,111.66	100.00%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	1,781	$443,158,695.29	57.93%
No Documentation	516	114,618,712.31	14.98
No Ratio Documentation	391	106,266,037.65	13.89
Full Documentation	409	93,400,033.48	12.21
Limited Documentation	41	7,551,632.93	0.99
Total:	3,138	$764,995,111.66	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	2,962	$724,644,346.84	94.73%
Balloon	176	40,350,764.82	5.27
Total:	3,138	$764,995,111.66	100.00%

Originator

	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	2,067	$528,926,797.63	69.14%
INDYMAC BANK	771	163,624,302.88	21.39
WELLS FARGO HOME MORTGAGE	118	30,155,039.40	3.94
COUNTRYWIDE	104	18,737,643.33	2.45
GREENPOINT MORTGAGE	33	13,744,248.79	1.80
PINNACLE	30	6,611,060.78	0.86
OPTION ONE MORTGAGE	12	1,816,312.20	0.24
FREEDOM MORTGAGE CORP	1	800,000.00	0.10
MORTGAGE STORE	2	579,706.65	0.08
Total:	3,138	$764,995,111.66	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.